Exhibit 99.2

WiSA Technologies Announces Closing of $10.0 Million Public Offering

BEAVERTON, Ore., February 13, 2024--(BUSINESS WIRE)--WiSA Technologies, Inc. (Nasdaq: WISA or the “Company”), a leading innovator in wireless audio technology for intelligent devices and next-generation home entertainment systems, today announced the closing of its previously announced public offering of 153,840,000 units, with each unit consisting of one share of common stock (or pre-funded warrant in lieu thereof) and one warrant, each to purchase one (1) share of common stock for gross proceeds of approximately $10.0 million. Each unit was sold at an effective public offering price of $0.065. The warrants will be exercisable on the date of stockholder approval at an exercise price of $0.065 and will expire five years from the date of such stockholder approval.

Maxim Group LLC acted as the sole placement agent for the offering.

The securities described above were offered pursuant to a registration statement on Form S-1, as amended (File No. 333-276631) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission (the "SEC") on February 12, 2024. The offering was made only by means of a prospectus which is a part of the Registration Statement. A final prospectus relating to the offering has been filed with the SEC. Copies of the final prospectus relating to this offering may be obtained from Maxim Group LLC, 300 Park Avenue, 16th Floor, New York, NY 10022, at (212) 895-3745.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About WiSA Technologies, Inc.

WiSA Technologies, Inc. (NASDAQ: WISA) is a leading provider of immersive, wireless sound technology for intelligent devices and next-generation home entertainment systems. Working with leading CE brands and manufacturers such as Harman International, a division of Samsung; LG; Hisense; TCL; Bang & Olufsen; Platin Audio; and others, the company delivers immersive wireless sound experiences for high-definition content, including movies and video, music, sports, gaming/esports, and more. WiSA Technologies, Inc. is a founding member of WiSA™ (the Wireless Speaker and Audio Association) whose mission is to define wireless audio interoperability standards as well as work with leading consumer electronics companies, technology providers, retailers, and ecosystem partners to evangelize and market spatial audio technologies driven by WiSA Technologies, Inc. The company is headquartered in Beaverton, OR with sales teams in Taiwan, China, Japan, Korea, and California.

© 2024 WiSA Technologies, Inc. All rights reserved. WiSA Technologies, Inc. and the WiSA Technologies, Inc. logo are trademarks of WiSA Technologies, Inc. The WiSA logo, WiSA®, WiSA Ready™, and WiSA Certified™ are trademarks and certification marks of WiSA, LLC. Third-party trade names, trademarks and product names are the intellectual property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements, which are not historical facts, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as "may," "could," "expect," "intend," "plan," "seek," "anticipate," "believe," "estimate," "predict," "potential," "continue," "likely," "will," "would" and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Readers are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those indicated by these forward-looking statements as a result of risks and uncertainties including risks related to our ability to satisfy the closing conditions; general economic and market conditions; our current liquidity position; the need to obtain additional financing to support ongoing operations; the interoperability of WiSA E software; our ability to continue as a going concern; our ability to maintain the listing of our common stock on Nasdaq; our ability to predict the timing of design wins entering production and the potential future revenue associated with our design wins; our success in porting WiSA E software to various platforms; our rate of growth; our ability to predict direct and indirect customer demand for our existing and future products and to secure adequate manufacturing capacity; our ability to hire, retain and motivate employees; the effects of competition, including price competition within our industry segment; technological, regulatory and legal developments that uniquely or disproportionately impact our industry segment; developments in the economy and financial markets and other risks detailed from time to time in WiSA Technologies’ filings with the Securities and Exchange Commission. The information in this press release is provided only as of the date of this press release, and WiSA undertakes no obligation to update any forward-looking statements contained in this press release based on new information, future events, or otherwise, except as required by law. WiSA disclaims any obligation to update these forward-looking statements.